Calculation of Filing Fee Tables
S-1
LIS Technologies Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(o)			$ 1,840,000.00	0.000087	$ 160.08
Fees to be Paid	2	Equity	Underwriters' warrant	Other				0.000087	$ 0.00
Fees to be Paid	3	Equity	Common stock issuable upon exercise of Underwriters' warrant	457(o)			$ 148,120.00	0.000087	$ 12.89
Fees Previously Paid	4	Equity	Common stock, par value $0.0001 per share	457(o)			$ 19,550,000.00		$ 1,700.85
Fees Previously Paid	5	Equity	Underwriters' warrants	Other					$ 0.00
Fees Previously Paid		Equity	Common stock issuable upon exercise of Underwriter's warrants	457(o)			$ 1,573,775.00		$ 136.92
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 23,111,895.00		$ 2,010.74
			Total Fees Previously Paid:						$ 1,837.77
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 172.97
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes the offering price of the additional shares of common stock, equal to 15% of the shares of common stock sold in this offering, which may be issued upon exercise of a 30-day option granted to the representative of the underwriters to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock split, share capitalization or similar transactions.

[2]	No fee required pursuant to Rule 457(g) under the Securities Act.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Represents shares of common stock underlying warrant issuable to the underwriters to purchase a number of shares of common stock equal to 7% of the total number of shares sold in this offering, including the underwriter's over-allotment option as applicable, at an exercise price equal to 115% of the public offering price of the shares sold in this offering. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock split, share capitalization or similar transactions.

[4]	The proposed maximum aggregate offering price has been increased from $21,123,775 to $23,111,895. Accordingly, the Registrant is registering an additional $1,988,120 of securities pursuant to Rule 457(o) under the Securities Act, and is paying an additional registration fee of $172.97 in connection therewith. The registration fee previously paid in connection with the initial filing of this Registration Statement was $1,837.77.

[5]	No fee required pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date